UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 7, 2011 (June 1, 2011)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 20, 2011, Hamilton Battle Green, LLC (“Buyer”), a Massachusetts limited liability company whose sole member is Avon Street Apartments Limited Partnership (“Avon”), a Massachusetts limited partnership whose general partner is NewReal, Inc. (the “General Partner”), the general partner of New England Realty Associates Limited Partnership (the “Partnership”) and whose sole limited partner is the Partnership, entered into a purchase and sale agreement (the “Purchase Agreement”) with Curtis R. Kemeny, as Trustee of Battlegreen Apartments Trust (the “Seller”) to acquire the Battle Green Apartments, a 48 unit apartment complex located at 32-42 Worthen Road, Lexington,  Massachusetts (the “Property”), for a purchase price of $10.0 million in cash (the “Purchase Price”).  In connection with the execution of the Purchase Agreement, Buyer paid into escrow a deposit in the amount of $500,000, to be applied against the purchase price at the closing of the purchase of the Property.  The Buyer’s entry into the Purchase Agreement was previously disclosed in the Partnership’s current report on Form 8-K as filed with the Securities and Exchange Commission on May 26, 2011 and is incorporated herein by reference.

On June 1, 2011, the Buyer completed its acquisition of the property.  After giving effect to customary closing adjustments, the approximately $9.4 million cash balance of the Purchase Price funded at closing by the Buyer consisted of $5.4 million in cash proceeds from Avon’s sale of the Avon Street Apartment Complex, a 66 unit apartment complex located at 130 Avon Street in Malden, Massachusetts, and approximately $4 million loaned to Avon by Harold Brown, the treasurer, a director and 75% owner of the General Partner.  Mr. Brown’s loan to Avon bears interest at a rate of six percent (6%) per annum, is secured by Avon’s interests in the Buyer, and, subject to Mr. Brown’s right to a six month demand notice, matures four years from the date of issuance.  Copies of the Promissory Note and Pledge Agreement between Mr. Brown and Avon are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

	No.	Exhibit

	10.1	Promissory Note dated June 1, 2011 by and between Avon Street Apartments Limited Partnership, as Maker, and Harold Brown, as Lender.

	10.2	Pledge Agreement dated June 1, 2011 by and between Avon Street Apartments Limited Partnership, as Pledgor, and Harold Brown, as Pledgee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES

LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Ronald Brown
Ronald Brown, its President

Date June 7, 2011

EXHIBIT INDEX

No.	Exhibit

10.1	Promissory Note dated June 1, 2011 by and between Avon Street Apartments Limited Partnership, as Maker, and Harold Brown, as Lender.

10.2	Pledge Agreement dated June 1, 2011 by and between Avon Street Apartments Limited Partnership, as Pledgor, and Harold Brown, as Pledgee.